                                                                EXHIBIT 2.3


                             DATED 3RD OCTOBER 2000
                             ----------------------



                            (1) PACIFICNET.COM, INC.

                                       and

                       (2) ACMA STRATEGIC HOLDINGS LIMITED

                                       and

                               (3) SUPEREGO, INC.

                                       and

                        (4) ACMA INVESTMENTS PTE LIMITED

                                       and

                              (5) CARL TONG KA WING




              *****************************************************


                             SUPPLEMENTAL AGREEMENT

                   IN RELATION TO SALE AND PURCHASE OF 100% OF

                                    SHARES IN

                             CREATIVE MASTER LIMITED


              *****************************************************

THIS SUPPLEMENTAL AGREEMENT is made on 3rd October, 2000.


BETWEEN  :-

(1) PACIFICNET.COM, INC. a company incorporated in the State of Delaware whose registered office is at 7808 Creekridge Circle, Suite 101, Bloomington, MN 55439, USA (the "Vendor");

(2) ACMA STRATEGIC HOLDINGS LTD a company incorporated in Hong Kong whose registered office is at Unit D, 3/F, Yeung Yiu Chung (No.8) Industrial Building, 20 Wang Hoi Road, Kowloon Bay, Kowloon, Hong Kong ("ACMA Strategic");

(3) SUPEREGO, INC. a company incorporated in the British Virgin Islands whose registered office is at International Trust Building, Wickhams Cay, Road Town, Tortola, British Virgin Islands ("Superego");

(4) ACMA INVESTMENTS PTE LIMITED a company incorporated in Singapore whose registered office is at 17 Jurong Port Road, Singapore 2261 ("ACMA Investments");

(5) CARL TONG KA WING (Holder of HKID Card No.A934009(5)) of 65 Bisney Road, 3/F, Pokfulam, Hong Kong ("Carl Tong").


RECITALS :-

(A) The parties have entered into a Sale and Purchase Agreement on 30th September 2000 (the "Sale and Purchase Agreement") relating to the acquisition of shares in Creative Master Limited.

(B) The parties now wish to vary the terms of the Sale and Purchase Agreement in the manner set out in this Supplemental Agreement.


NOW IT IS HEREBY AGREED as follows :-

1.   DEFINITIONS

     Expressions used in this Agreement shall, unless the context otherwise requires, have the same meanings as are set out in Clause 1 of the Sale and Purchase Agreement.

2.   VARIATION OF COMPLETION ARRANGEMENT

2.01 In consideration of the Vendor agreeing to waive delivery of the Consideration Shares as provided in Clause 4.01(b)(ii) of the Sale and Purchase Agreement and to proceed with

     Completion, the Purchasers hereby agree to procure delivery of the Consideration Shares at the transfer costs of the Purchasers (other than legal costs and profits tax of the Vendor) and the Vendor hereby agree to accept delivery by a confirmation letter addressed to the transfer agent of the Vendor authorising them to transfer the Consideration Shares to the Vendor or its nominee(s) as transferee within 15 days from the date hereof or such other later date as may be practicable and as agreed by both parties.

3.   INDEMNITY

     Each of the Purchasers hereby hereby jointly and severally undertake to indemnify the Vendor against any loss or damage which the Vendor may suffer as a result of any of the Purchasers' failure to deliver the Consideration Shares in accordance with Clause 2 hereof unless such failure is due to the fault or inability of the Vendor.

4.   MISCELLANEOUS

4.01 All the provisions of this Supplemental Agreement shall be effective from the date hereof.

4.02 Time shall be of the essence of this Supplemental Agreement.

4.03 Each party shall bear its own costs and expenses incurred in connection with the execution and performance of this Supplemental Agreement.

4.04 (a) This Agreement shall be governed by and construed in accordance with the laws of Hong Kong.

     (b) Each of the parties hereby submits to the non-exclusive jurisdiction of the Courts of HKSAR in relation to any claim, dispute or difference which may arise hereunder and irrevocably waives any objection which it may now or hereafter have to the Courts of HKSAR being nominated as the forum to hear and determine any such claim, dispute or difference and agrees not to claim that any such Court is not a convenient or appropriate forum.

     (c) The submission to the jurisdiction of the Courts of HKSAR shall not (and shall not be construed so as to) limit the right of either party hereto to take proceedings against the other party hereto in any other Court of competent jurisdiction, nor shall the taking of proceedings in any one or more jurisdictions preclude the taking of proceedings in any other jurisdiction (whether concurrently or not) if and to the extent permitted by applicable law.

AS WITNESS whereof this Agreement has been entered into with effect from the day and year first before written.


SIGNED by                               )
TONY TONG                               )
for and on behalf of                    )
PACIFICNET.COM, INC.                    )
in the presence of :-                   )




SIGNED by                               )
CARL TONG KA WING                       )
for and on behalf of                    )
ACMA STRATEGIC HOLDINGS LTD             )
in the presence of :-                   )



SIGNED by                               )
CARL TONG KA WING                       )
for and on behalf of                    )
SUPEREGO, INC.                          )
in the presence of :-                   )





SIGNED by                               )
CARL TONG KA WING                       )
for and on behalf of                    )
ACMA INVESTMENTS PTE LTD                )
in the presence of :-                   )






SIGNED by                               )
CARL TONG KA WING                       )
                                        )
in the presence of :-                   )